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                                                                   EXHIBIT 10.41

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                                 LEASE AGREEMENT

                                 BY AND BETWEEN

                         GREENBRIER LEASING CORPORATION
                                   ("LESSOR")

                                       AND

                            PACER INTERNATIONAL, INC.
                                   ("LESSEE")

                                FEBRUARY 14, 2001

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                                 LEASE AGREEMENT

     THIS LEASE AGREEMENT ("Agreement") is made as of February 14, 2001, by and between Greenbrier Leasing Corporation, a Delaware corporation, located at One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 as lessor, or its assignee ("Lessor"), and Pacer International, Inc., a Tennessee corporation, located at One Concord Center, 2300 Clayton Road, Suite 1200, Concord, California 94520-2100 ("Lessee").

     1.   Scope of This Agreement

          A) Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor, upon the terms and conditions set forth herein and in the Schedule(s) attached hereto, a number of items of equipment bearing the reporting marks and of the type, construction and other description set forth in any Schedule attached hereto and executed by the parties concurrently herewith or hereafter. The word "Schedule" includes the Schedules executed herewith and any Schedules and amendments which are subsequently executed by both parties hereto and which expressly set forth that they are a Schedule to this Agreement. Schedules may include exhibits which shall be distinct from exhibits to this Agreement and identified as "Exhibit A.1," "Exhibit B.1," etc., or "Exhibit A.2," "Exhibit B.2," etc. Letters distinguish each Exhibit and numbers name the corresponding Schedule. When any such Schedule or amendment is so executed it shall become part of this Agreement. "Cars" shall mean all items of equipment subject to this Agreement and "Car" shall mean an individual item of equipment. The terms and provisions of each Schedule shall control, as to the Cars listed on such Schedule, over any inconsistent or contrary terms and provisions in the body of this Agreement.

          B) It is the intent of the parties to this Agreement that Lessor shall at all times be and remain the owner and lessor of all Cars and that no agency, joint venture or partnership is being created. Lessee's interest in the Cars shall be that of lessee only. Lessee agrees that it will at no time take any action or file any document which is inconsistent with the foregoing intent and will take such action and execute such documents as may be necessary to accomplish this intent. It is the intent of the parties to this Agreement that this Agreement will be treated as a lease for federal tax purposes.

     2.   Term

          This Agreement shall remain in full force until it is terminated as to all of the Cars as provided herein. The term of this Agreement with respect to the Car(s) listed on any Schedule attached to this Agreement shall be as set forth on such Schedule.

     3.   Supply Provisions

          A) Each Car shall be deemed delivered and subject to the terms and provisions of this Agreement on the date each Car is delivered to Lessee or its authorized agent at the point of tender as set out in each Schedule as evidenced by railroad movement records available to Lessor ("Delivery" or "Delivered"); provided, however, that if within ten (10) days of Delivery Lessee declares in writing a Car unacceptable as not meeting the specifications, Delivery will not occur until each such rejected Car is re-tendered in acceptable condition. Lessee will forthwith after inspection and acceptance of each Car execute and deliver to Lessor a Certificate of Acceptance in the form of Exhibit A. If Lessee fails to either notify Lessor in writing that a Car is not in acceptable condition or provide Lessor with a Certificate of Acceptance within ten (10) days after Lessee's inspection of a Car, such Car will be deemed Delivered and subject to the terms and provisions of this Agreement and will further, as between Lessor and Lessee, be deemed to be fit and suitable for Lessee's use and in conformance with the specifications. The loading of any Car by Lessee, or at its direction, shall constitute acceptance thereof by Lessee, and shall be conclusive evidence, as between Lessor and Lessee, of the fit and suitable condition thereof for the purpose of transporting the commodities then and thereafter loaded therein or thereon.

          B) Prior to the Commencement Date, as defined in each Schedule, Lessee shall execute and deliver each of the following documents, in each case in form, substance and manner satisfactory to Lessor: (i) a

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Schedule pertaining to the Cars then being leased; (ii) a Certificate of
Incumbency in the form of Exhibit B attached hereto; (iii) a certificate of insurance or other evidence satisfactory to Lessor that the requirements of
Section 7 have been complied with; (iv) a Consent and Agreement in the form of Exhibit C, if applicable, pursuant to Subsection 19(B); and (v) such other documents as Lessor may reasonably request. Commencing upon Delivery, Lessee shall be liable for all costs, charges and expenses on account of or relating to transportation or movement of any Car from the point of tender as set out in each Schedule. If Lessor is required to pay any such amount, Lessee shall reimburse Lessor within thirty (30) days of receiving an invoice from Lessor for such amount.

          C) Lessor shall not be responsible for failure to deliver or delay in delivering any Car due to casualties, repair and any contingency beyond its control, including, but not limited to, labor disputes, defaults and delays of carriers, and defaults and delays of the Lessee or any persons directing or controlling the Lessee. At the time of Delivery and after expiration of the Agreement and redelivery of cars, representatives of the Lessor and the Lessee will perform and execute joint inspection reports covering the condition of the leased Cars.

     4.   Record Keeping

          A) Lessee shall be responsible for the preparation and filing of all documents relating to the registration, maintenance and record-keeping functions normally performed with respect to railroad equipment of the type subject to this Agreement including, but not limited to: (i) preparation of appropriate Association of American Railroads ("AAR") interchange agreements with respect to the Cars; (ii) registration of the Cars in the Official Railway Cars Register and the Universal Machine Language Cars Register ("UMLER"); and (iii) preparation of any reports as may be required from time to time by the Surface Transportation Board ("STB") and any other regulatory agencies with respect to the Cars. Prior to Delivery of the Cars, Lessor will cooperate with Lessee and upon request will supply any information it may have in its possession reasonably relating to Lessee's duties pursuant to this Subsection.

          B) Record-keeping functions relating to the use of the Cars by Lessee and railroads, including but not limited to, car hire reconciliation; collection and receipt of revenues from other railroad companies in accordance with applicable Car Hire Rules, the Car Service Rules and Interchange Rules; records pertaining to maintenance and repair; and billing in accordance with the AAR Interchange Rules adopted by the AAR Mechanical Division, Operations and Maintenance Department ("Interchange Rules") shall be performed by Lessee and Lessee shall continue to do so for the duration of the Agreement with respect to the Cars described on each Schedule.

     5.   Warranties and Waiver

          Lessee acknowledges, warrants and agrees, as between Lessor and Lessee, that the Cars are of a size and capacity selected by Lessee and that Lessee is satisfied that the Cars are suitable for its purposes. Lessor warrants and acknowledges that as of the Commencement Date Lessor is the owner of the Cars, free and clear of any mortgages, pledges, liens, charges, encumbrances or other security interests or claims ("Liens") which would impair Lessee's rights hereunder. Lessee acknowledges and agrees that Lessor is not a manufacturer of the Cars; LESSEE ACKNOWLEDGES THAT THE CARS ARE LEASED "AS IS" AND, EXCEPT FOR LESSOR'S EXPRESS WARRANTY SPECIFICALLY SET FORTH ABOVE, LESSOR MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND RESPECTING THE CARS WHETHER STATUTORY, WRITTEN, ORAL OR IMPLIED AND LESSOR HAS NOT MADE AND DOES NOT HEREBY MAKE, NOR SHALL IT BE DEEMED BY VIRTUE OF HAVING LEASED THE CARS PURSUANT TO THIS AGREEMENT TO HAVE MADE, ANY REPRESENTATION OR WARRANTY AS TO THE MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DESIGN OR CONDITION OF, OR AS TO THE QUALITY OF THE WORKMANSHIP IN, THE CARS, PARTS, MATERIALS, OR THE LIKE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED AND LESSOR SHALL NOT BE LIABLE, IN CONTRACT, TORT OR STRICT LIABILITY FOR ANY LOSS OF BUSINESS OR OTHER CONSEQUENTIAL LOSS OR DAMAGES, WHETHER OR NOT RESULTING FROM ANY OF THE FOREGOING OR RESULTING FROM ANY REPAIRS OR MAINTENANCE TO ANY CARS, OR OTHERWISE, ON ACCOUNT OF ANY DEFECT, WHETHER HIDDEN, LATENT OR OTHERWISE DISCOVERABLE OR NONDISCOVERABLE RESPECTING ANY CARS. Lessor hereby assigns to Lessee only during the Initial Term (as defined in the applicable Schedule) and any renewal of such Schedule, unless an Event of Default (as defined in Section
13) exists, all the rights and benefits of any manufacturer's and suppliers' warranties,

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including without limitation those of Gunderson, Inc., the manufacturer of the
Cars, and those of certain material component suppliers specified in Exhibit B.1 to each Schedule hereto. The specific warranties shall be attached in Exhibit
C.1 to each Schedule. Upon an Event of Default or expiration of the Initial Term or any renewal term, all such rights and benefits shall automatically, without notice or any further action, become the rights and benefits of Lessor.

     6.   Maintenance

          This Section shall apply with respect to the Cars.

          A) Lessee shall, at its expense, perform or have performed all inspections of, maintenance and repairs to, and servicing of the Cars as shall be necessary to maintain the Cars in good operating condition as specified in the Interchange Rules ("Maintenance"). Lessee shall be required to preserve the Cars in good operating condition and in conformance with AAR and FRA rules governing the interchange of freight cars at all times while the Cars are covered by this Agreement. Lessee shall use reasonable efforts to minimize any damage to the Cars and shall notify Lessor in writing of any maintenance required, pursuant to AAR Interchange Rule 107.

          B) In the event the U.S. Department of Transportation, or any other governmental agency or nongovernmental organization having jurisdiction over operation, safety or use of railroad equipment, requires that Lessor add, modify or in any manner whatsoever adjust the Cars ("Required Modifications") in order to qualify them for operation in railroad interchange, (i) Lessee shall pay the first $5,000 in Required Modification costs; (ii) Lessor shall pay the excess Required Modification costs, up to $10,000 (for a combined total Required Modification cost of $15,000); (iii) the portion of the excess Required Modifications paid by Lessor shall be amortized over the anticipated life of the modification, and Lessee shall pay Lessor a pro rata portion of such cost, with interest at prime plus one percent (1%) each month through the later of the termination of the subject Schedule or Lessee's return of the subject Cars to Lessor; and (iv) in the event the cost of the Required Modifications will exceed $15,000, Lessor may elect to permanently remove such Cars from Lessee's service, and in such event the rental with respect to such Cars shall terminate upon the date specified in writing by Lessor, provided that such date must be prior to the date the Required Modification is so required to be made. No rental credit will be issued on Cars entering the shop for any Required Modification for the first fifteen (15) days and, thereafter, Lessee shall not be obligated in respect to rent on such Cars until the Required Modifications are completed and such Cars are returned to service.

          C) Lessee at any time may modify, alter or improve any Car (a "Voluntary Modification"), provided that no Voluntary Modification shall adversely affect the fair market value, utility or remaining useful life of such Car. Title to each such Voluntary Modification shall remain with Lessee so long as it is readily removable from such Car, and its removal will not interfere with the normal use and operation of the Car. At Lessee's option or Lessor's request, Lessee shall remove Voluntary Modifications prior to the return of the Car to Lessor hereunder, and restore the Car to its condition immediately prior to the Voluntary Modification. In all other instances, title to any Voluntary Modifications and Required Modifications, whether or not authorized, shall be and remain with Lessor.

          D) Lessee shall use the Cars in compliance with the terms of this Agreement, in a careful and prudent manner, solely in the use, service and manner for which the Cars were designed and at no time shall be used in a service in which the Cars will be subjected to hazardous or corrosive substances, or to thaw, heat, open flames or other unloading practices damaging to the Cars, provided that this Subsection 6(D) shall not be deemed to prohibit that transportation of hazardous or corrosive substances in the Cars in accordance with applicable Interchange Rules and applicable environmental laws and regulations.

     7.   Insurance

          A) During the term of this Agreement, Lessee shall keep or cause to be kept with insurance companies acceptable to Lessor: (i) Comprehensive general liability insurance, including contractual coverage for the liabilities assumed herein, including bodily injury, death, environmental restoration, and property damage in a combined single limit of not less than $5,000,000.00 per occurrence, and Lessee shall provide to Lessor certificates of insurance to evidence Lessee's compliance. (ii) All risk property damage insurance on the Cars in amounts not

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less than the replacement value of the Cars less the depreciation value of the
Cars pursuant to AAR Rule 107, and with insurance companies which are reasonable in light of industry practice for such Cars, and Lessee shall provide to Lessor certificates of insurance to evidence Lessee's compliance.

          B) In the event any Car is not covered by the insurances described in Subsections A(i) and A(ii) above, Lessor shall have the right, at its option, to purchase coverage and recover all premiums for such insurance from Lessee, and/or declare this Agreement in default and proceed in accordance with Section 13.

          C) The insurance requirements of Subsections 7A(i) and 7A(ii) above may contain deductibles and/or be satisfied in whole or in part through self-insurance by Lessee provided, however, that such deductibles and/or self-insurance must be consistent with prudent industry practice. In addition, Lessor shall be named as an additional insured and loss payee on any umbrella or excess insurance coverage which becomes effective when any self-insured retention (SIR) amount is exceeded, and Lessee shall provide appropriate certificates of insurance to evidence Lessees compliance.

          D) All insurance shall name Lessor as an additional insured and, in respect to property damage to the Cars, loss payee in respect of risks arising out of the condition, maintenance, use or ownership of the Cars and shall provide that losses, if any, shall be payable to Lessee or Lessor as their respective interests may appear.

          E) All insurance maintained pursuant to this Section shall provide that: (i) the insurer thereunder waives all rights of subrogation against Lessee and Lessor, (ii) thirty (30) days' prior written notice of expiration or termination shall be given to Lessor and (iii) proceeds of any property damage policy shall be payable notwithstanding any breach of warranty by Lessee.

     8.   Taxes

          Lessee shall be responsible to report and pay any and all sales, use, and ad valorem property taxes imposed upon the Cars or upon Car Hire payments (as defined in each Schedule) actually received by Lessee during the term of this Agreement, and Lessor (A) shall take such action as Lessee may reasonably request and as may be reasonably necessary to enable Lessee to perform its obligations under this Section 8 or to contest any claim by any taxing authority for any such tax and (B) shall give Lessee prompt written notice of Lessor's receipt of any claim by any taxing authority for any such tax, provided that Lessee shall not be required to report, pay or indemnify Lessor for (i) any such tax imposed on or with respect to any sale, assignment, transfer or other disposition by Lessor of any interest in any Car or this Lease or any Schedule unless such sale, assignment, transfer or other disposition occurs as part of Lessor's exercise of remedies after the occurrence and during the continuance of an Event of Default; (ii) any such tax imposed by any jurisdiction as a result of any connection between Lessor and such jurisdiction other than the operation or presence of any Car in such jurisdiction; (iii) any such tax being contested by Lessee or any sublessee in accordance with applicable law, unless applicable law requires payment of such tax prior to a determination in such contest proceedings; or (iv) any such tax to the extent such tax would not have been incurred but for, or is increased as a result of, (a) the gross negligence or willful misconduct of Lessor, or (b) any sale-leaseback, loan, assignment of receivables or other transaction between Lessor and a third party with respect to any Car, this Agreement or any Schedule. To the extent that Lessor receives a refund of (or a credit against any tax liability of Lessor for) any tax paid or reimbursed by Lessee pursuant to this Section 8, Lessor shall pay to Lessee within thirty (30) days after receipt thereof the amount of such refund plus the amount of any interest received by Lessor on such refund.

     9.   Storage

          In the event that any Car(s) is/are not in use while subject to this Agreement, Lessee shall be responsible for storing any such Car(s) on its own lines, if any, at its expense, or for paying all costs associated with storing such Car(s) at a location reasonably acceptable to Lessor. Any storage provided by Lessee which is off Lessee's property shall be as secure as Lessee would require if Lessee were storing its own property. If Lessor pays any such storage-related costs, Lessee shall reimburse Lessor for such costs within ten
(10) days after receiving an invoice from Lessor for such costs.

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     10.  Rent

          A) During the term of this Agreement, Lessee shall pay to Lessor for each Car, commencing on Delivery as defined in Section 3, Basic Rent and/or Interim Rent as defined in the applicable Schedule (sometimes referred to together herein as "rent" or "rental"), without deduction, setoff, counterclaim, recoupment, defense, notice or demand due or alleged to be due by reason of any past, present or future claims of Lessee against Lessor or any other person for any reason whatsoever.

          B) This is a net lease and Lessee acknowledges and agrees that Lessee's obligation to pay rent and all other sums payable hereunder, and the rights of Lessor in and to such rent, shall be absolute and unconditional and shall not be subject to any abatement, reduction, setoff, defense, counterclaim or recoupment whatsoever, including without limitation, abatements, reductions, setoffs, defenses, counterclaims or recoupments due or alleged to be due to, or by any reason of, any past, present or future claims which Lessee may have against Lessor, the manufacturer, any lenders or against any person for any reason whatsoever; nor, except as otherwise expressly provided herein, shall this Agreement terminate, or the respective obligations of Lessor or Lessee be otherwise affected, by reason of any defect in the Cars, the condition, design, operation or fitness for use thereof, or any damage to, or any loss or destruction of, or any liens, encumbrances, security interests or rights of others with respect to the Cars, any prohibition or interruption of or other restriction against Lessee's use, operation or possession of the Cars for any reason whatsoever, the interference with such use, operation or possession by any private person or entity, or by reason of any other indebtedness or liability, howsoever and whenever arising, of Lessor, Lessee or any lenders or any other person or by any governmental authority, or by reason of any insolvency, bankruptcy or similar proceedings by or against Lessor or Lessee, or for any other cause whether similar or dissimilar to the foregoing, any present law to the contrary notwithstanding, it being the intention of the parties hereto that the rent payable by Lessee hereunder shall continue to be payable in all events and in the manner and at the times herein provided unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Agreement.

          Notwithstanding the foregoing, Lessor covenants that Lessee and its permitted successors, sublessees and assigns, so long as no Event of Default has occurred or is continuing hereunder, may and shall peaceably and quietly have, hold, possess, use and enjoy the Cars as provided in this Agreement without suit, molestation or interruption by Lessor or any person claiming by or through Lessor or by reason of Lessor's acts or the acts of any person claiming by or through Lessor.

          C) Any costs incurred by Lessor in collecting any rent and/or other sums hereunder or pursuant to any Schedule hereunder wrongfully withheld by Lessee, including reasonable attorney fees and costs, will be paid by Lessee.

          D) In the event any rental or other payments due Lessor hereunder are not paid within ten (10) days after the due date, Lessee shall also pay to Lessor interest on such amount from the due date at a rate equal to the prime rate of the Union Bank of California, as announced from time to time, plus three percent (3%) per annum or at such lesser rate as shall be the highest rate permitted by applicable law for the period until the rental or other payments shall be paid.

          E) Lessee shall pay and discharge, when due, all amounts required to be paid by Lessee under this Agreement. Moreover, this Agreement shall not terminate except as expressly provided herein; nor shall the obligations of Lessee be affected nor shall Lessor have any liability whatsoever to Lessee by reason of any defect in, damage to, or loss of possession, or loss of use, or destruction of the Cars for any reason whatsoever. It is the intention of the parties that rent and other amounts due hereunder shall continue to be payable in all events in the manner and at the time herein provided unless the obligation to pay the same shall be terminated pursuant to the express terms hereof.

          F) Lessor expressly acknowledges and agrees that nothing contained in this Section 10 in any way modifies, limits or diminishes any covenant or obligation of Lessor under this Agreement or any Schedule or in any way restricts any other rights of Lessee to pursue any remedies which it may have (at law or in equity)

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against Lessor to seek a recovery of any payment of any amount which is not due and payable hereunder or to pursue any rights or remedies it may possess in the event of a failure by Lessor to perform its covenants and obligations under this Agreement or any Schedule.

     11.  Risk of Loss and Payment of Casualty

          A) Each Schedule will specify whether settlement for a lost, stolen or destroyed Car will be based upon the stipulated loss value (the "SLV") specified in a Stipulated Loss Value Table for the Schedule, or the AAR Rule 107 depreciation value (the "DV") for the Car.

          B) Lessee hereby assumes and shall bear the entire risk of any loss, theft, destruction or damage to each Car from and after the Delivery of such Car until its return to Lessor pursuant to Section 14. In the event any Car shall during the term of this Agreement be lost, stolen, destroyed, irreparably damaged or permanently rendered unfit for use (including without limitation, as a result of Lessee's negligence) or title thereto shall be requisitioned or taken by any governmental authority under the power of eminent domain or otherwise (hereinafter referred to as an "Event of Loss"), Lessee shall promptly (but in no event later than thirty [30] days after the date Lessee has notice of the Event of Loss) notify Lessor as to the circumstances and time of such event, and Lessee's election to perform one of the following options:

               (i)  (a)  Pay to Lessor in immediately available funds (a) the
                         SLV or DV (as specified in the Schedule) for such Car, which payment shall be made on the next succeeding date for the payment of rent that is at least sixty (60) days after the date of such notice; and

                    (b) Continue to pay rental accrued to and including the date the SLV or DV payment is made. Upon payment of the SLV or DV, rental through the date the SLV or DV is paid, and any other amounts then payable by Lessee hereunder with respect to a Car, the rental for such Car shall cease to accrue and such Car shall cease to be a part of the Cars leased hereunder, and Lessor shall transfer title to such Car to Lessee, free and clear of any Liens arising by or through Lessor. Provided that Lessee shall have paid the SLV or DV and all accrued rent in respect of a Car suffering an Event of Loss and that no Event of Default shall have occurred and be continuing, Lessor shall deliver to Lessee all proceeds of Lessee's insurance or the depreciated value (pursuant to AAR Rule 107) paid to Lessor by any third party in respect of such Car; or

               (ii) (a) At Lessee's expense, (1) as promptly as practicable, and in any event on or before the sixtieth (60th) day following such notice, replace the Car that has suffered an Event of Loss with similar equipment having a value, utility and remaining life better or equal to the Car that is being replaced (such item of equipment a "Lessee Replacement Car"); and (2) continue to pay all rental accrued to and including the date the Lessee Replacement Car is delivered.

                    (b) Upon delivery of the Lessee Replacement Car, (1) the rental for such Lessee Replacement Car shall begin to accrue; (2) such Lessee Replacement Car shall be deemed one of the Cars leased hereunder; (3) Lessee shall transfer title to the Lessee Replacement Car to Lessor, free and clear of any Liens, other than Permitted Liens (as defined in Section 12 below); and (4) Lessor shall transfer title to the replaced Car to Lessee, free and clear of any Liens arising by or through Lessor.

                    (c) If Lessee shall not perform under Subsection 11A(ii)(a)(1) above during the period of time provided therein, then Lessee, on the next succeeding

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                          rent payment date, shall pay Lessor the SLV or DV,
                          provided, however, if Lessee is diligently undertaking to convey such Lessee Replacement Car but is unable to do so within the allotted time due to circumstances beyond its control, then Lessee shall (1) provide Lessor with written notice within forty-five (45) days of the notice of the Event of Loss that Lessee will be unable to convey a Lessee Replacement Car within sixty
                          (60) days of such notice of Event of Loss; and (2) pay the SLV or DV of such Car as a deposit to Lessor. Such deposit shall be refunded to Lessee upon delivery of the Lessee Replacement Car, or in the event the Lessee Replacement Car is not delivered within ninety (90) days of Lessee's notice of the Event of Default shall be applied by Lessor pursuant to Subsection 11A(i)(a) above.

          B) Lessor may, at its expense, replace any Car that has suffered an Event of Loss with similar equipment having a like value, utility and remaining life to the Car that is being replaced (such item of equipment a "Lessor Replacement Car") upon prior written notice from Lessor to Lessee, with Lessee's consent not to be unreasonably withheld, in which event rental for such Lessor Replacement Car shall continue to accrue and such Lessor Replacement Car shall be a part of the Cars leased hereunder.

          C) Lessor and Lessee agree to cooperate with and to assist each other in any manner reasonably requested to establish and pursue proper claims against parties responsible for loss or destruction of, or damage to, the Cars, provided, however, that this shall not affect their respective obligations under this Section.

     12.  Possession and Use

          A) Throughout the term of this Agreement and so long as Lessee shall not be in default under this Agreement, Lessee shall be entitled to the possession, use and quiet enjoyment of the Cars (i) in accordance with the terms of this Agreement; (ii) in conformity with all Interchange Rules; and (iii) solely in the use, service and manner for which the Cars were designed.

          B) Lessee agrees that the Cars shall at all times be used and operated under and in compliance with the laws of the jurisdiction in which the same are operated and in which the same may be located, in compliance with all lawful acts, rules, regulations and orders of any governmental bodies or officers having power to regulate or supervise the use of such property, and in accordance with applicable rules established by the AAR, except that either Lessor or Lessee may, by appropriate proceedings timely instituted and diligently conducted, contest the application of any such act, rule, regulation or order at the expense of the applicant. A minimum of fifty-one percent (51%) of each Car's use within each twelve-month period (measured from September 1st to August 31st in each year of each term under each Schedule hereto) shall be within the United States of America.

          C) At Lessor's election, Cars may be marked to indicate the rights of Lessor, of an assignee, mortgagee, trustee, pledgee or security holder of Lessor, or of a lessor to Lessor. Except for original markings on a Car at Delivery, and renewal and maintenance of the aforesaid markings or lettering indicating that a Car is leased to Lessee or is assigned in accordance with demurrage tariffs, no lettering or marking shall be placed upon any Car by Lessee and Lessee will not remove or change any reporting mark or number indicated on the applicable Schedule except upon the written direction or consent of Lessor. Lessee shall be responsible for all costs associated with any marking changes made at its request.

          D) Lessee shall not, with regard to the Cars, or any interest therein, including the revenues thereon, or with regard to this Agreement or any Schedule hereto, directly or indirectly create, incur, assume, or suffer to exist any Liens arising by, through, or under it, except for Permitted Liens (as defined below). Lessee shall notify Lessor in writing within five (5) days after any attachment, tax lien or other judicial process other than a Permitted Lien shall attach to any Car. Lessee shall promptly, at its expense, take such action as may be necessary to duly discharge any Lien other than a Permitted Lien if the same shall arise at any time. If Lessee fails to take action as described in the previous sentence, Lessor may, at Lessee's expense, take such action and Lessee shall pay

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the cost thereof within ten (10) days of receiving an invoice from Lessor for such costs. As used herein, "Permitted Liens" shall mean (i) Liens which Lessee is contesting in good faith and for which Lessee has reserved adequate security,
(ii) the Lien of this Agreement or any Schedule, (iii) any Liens created by or through Lessor or for the benefit of Lessor or any owner or secured party, (iv) Liens for taxes either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of sale, forfeiture or loss of any Car or any risk of imposition of a criminal penalty on Lessor, (v) inchoate or undetermined Liens of a repairer, material supplier or similar Lien arising in the ordinary course of business in respect of obligations which are not overdue or which have been adequately bonded or are being contested in good faith by appropriate proceedings, and (vi) salvage or other rights of insurers under insurance policies maintained by Lessee pursuant to this Agreement.

          E) Lessor shall not be liable for any loss of, or damage to, commodities, or any part thereof, loaded or shipped in the Cars, however such loss or damage shall be caused, or shall result, except to the extent caused by Lessor's active gross negligence or willful misconduct. The Lessee agrees to assume responsibility for, and to indemnify Lessor against, and to save it harmless from, any such loss or damage or claim, including, but not limited to, reasonable attorney fees and costs, therefor.

     13.  Default

          A) The occurrence of any of the following events shall be an "Event of Default" hereunder:

               (i) The nonpayment by Lessee of any sum required herein to be paid by Lessee when any such payment is due, and such nonpayment shall continue unremedied for a period of ten (10) days;

               (ii) The breach by Lessee of any other term or condition of this Agreement, which is not cured within thirty (30) days after receipt of written notice of such breach, unless such failure is not curable within such thirty
(30) day period and Lessee is diligently pursuing a cure, in which case Lessee shall have ninety (90) days after written notice thereof to Lessee by Lessor;

               (iii) The breach by Lessee of any material representation or warranty herein;

               (iv) The filing by or against Lessee of any petition or the initiation by or against Lessee of any proceeding: (a) for any relief which includes, or might result in, any modification of the obligations of Lessee hereunder; or (b) under any bankruptcy, reorganization, receivership, insolvency, moratorium or other laws relating to the relief of debtors, the readjustment of indebtedness, financial reorganization, arrangements with creditors, or compositions of or extensions of indebtedness, if in the case of petitions or proceedings filed against Lessee, such petitions or proceedings have not been dismissed within ninety (90) days of filing; or

               (v) The (a) insolvency of Lessee or (b) the subjection of any portion of Lessee's property to any levy, seizure, assignment, application sale for or by any creditor or governmental agency the effect of which would be to materially impair Lessee's ability to perform its obligations hereunder.

          B) Upon the occurrence of any Event of Default hereunder, without limiting Lessor's rights and remedies otherwise provided by law, at law or in equity, which shall be available to Lessor in addition to the following rights and remedies (no right or remedy of Lessor being exclusive but all such rights and remedies being available at all times to Lessor, and Lessor, in any case, being entitled to recover all costs, expenses and attorney fees incurred by Lessor in enforcing its rights and remedies hereunder), Lessor may, at its option:

               (i) Terminate this Agreement and recover damages.

               (ii) Proceed by any lawful means to enforce performance by Lessee of this Agreement or to recover damages for a breach hereof.

               (iii) By notice in writing to Lessee, terminate Lessee's right to possession and use of some or all of the Cars, whereupon all right and interest of Lessee in such Cars shall terminate; thereupon, Lessor may enter upon any premises where the terminated Cars may be located and take possession of such Cars and henceforth hold, possess and enjoy the same free from any right of Lessee. Lessor shall, in addition, have the right to recover from Lessee any and all unpaid rental and mileage amounts and other past due amounts, plus the present value (using a 6 percent discount rate) of future lease rentals together with Lessor's costs and expenses, including reasonable attorney fees incurred in securing such enforcement hereof.

               (iv) Without terminating this Agreement, repossess the Cars. Following such repossession, Lessor may sell or relet the same or any part thereof to others upon such terms as Lessor desires. Lessor agrees that in so doing it will act in a Commercially Reasonable manner, and without discriminating in favor of or against the Cars. "Commercially Reasonable" shall mean in such a manner as Lessor would take in the ordinary course of business for the sale or reletting of similar equipment in Lessor's inventory ("Inventory Equipment"). The proceeds of any such sale or reletting shall first be applied to the expenses (including reasonable attorney fees) of the retaking and the sale or reletting of the Cars and of their delivery to the new owner(s) or lessee(s), and then to the payment of rent and any other sums due hereunder through the terms of this Agreement. In no event will Lessor be entitled to duplicate recovery by virtue of Lessee's payments under Subsection 13(B)(iii) and proceeds received under this Subsection 13(B)(iv). Lessee shall pay any deficiency remaining due after the proceeds have been so applied. The election of Lessor to sell or relet the Cars and the acceptance of the Cars by a new owner or lessee shall not release Lessee from liability for any existing or future default in connection with any other covenant or promise herein contained.

     The obligation to pay such deficiency or sums due and unpaid or any damages suffered by reason of Lessee's default hereunder shall survive the termination of this Agreement and the retaking of the Cars. Lessee acknowledges it is aware of the provisions of Section 1168 of the U.S. Bankruptcy Code.

     14.  Expiration or Termination

          A) Lessee shall notify Lessor in writing, either one hundred twenty
(120) days prior to the expiration of the Initial Term of any Schedule hereto or one hundred twenty (120) days prior to the date of which Lessee may exercise any right of early termination, if any, expressly set forth in any Schedule hereto, of Lessee's desire to continue this Agreement or of Lessee's intention to exercise its early termination rights, only if expressly provided for hereunder or in an applicable Schedule, with respect to any Schedule to this Agreement.

          B) Upon the expiration of this Agreement with respect to Cars on any Schedule, Lessee shall surrender possession of such Cars to Lessor pursuant to the early termination or expiration provisions in this Section and on the relevant Schedule, and Lessee shall ensure that each Car returned to Lessor upon the expiration or termination of the Agreement is delivered to Lessor: (i) in a condition required by Section 6 of this Agreement, (ii) in interchange condition in accordance with AAR and FRA rules and regulations, (iii) in a condition suitable for loading of the commodities intended to be loaded in such Cars or commodities allowed in the applicable Schedule, (iv) free from all accumulations or deposits from commodities transported in or on it while in the service of Lessee, and (v) free of any and all AAR Rule 95, as amended, damage.

          C) Until the Cars are delivered to and accepted by Lessor pursuant to this Section, Lessee shall continue to be liable for and shall pay all rental at the rate being paid immediately prior to the expiration provided; however, if Lessor requests the return of the Cars and Lessee fails to return any Cars in its possession within sixty (60) days of such notification, Lessor, at its option, may increase without notice to Lessee the rate Lessee is required to pay to one hundred twenty-five percent (125%) of the rate being paid immediately prior to expiration, increasing after an additional thirty (30) days by an additional twenty-five percent (25%) of the rate being paid immediately prior to expiration, and Lessee shall in addition make all other payments and keep all obligations and undertakings required of Lessee under any and all provisions of this Agreement as though such expiration had not occurred. Nothing in this Section shall give Lessee the right to retain possession of any Car after expiration or termination of this Agreement with respect to such Car.

          D) Lessee shall bear the costs associated with remarking each Car's roadmark and number, which remarking shall be performed at the closest facility to the return or storage location which is mutually agreeable to by Lessor and Lessee. Remarking shall include the following: (i) removal of existing mandatory markings and all company logos of Lessee; (ii) complete cleaning of the area where new marks are to be placed as designated by Lessor; (iii) application of new mandatory markings designated by Lessor; and (iv) any transportation involved in moving each Car to and from a suitable work area to perform the remarking set forth in this Section.

          E) Notwithstanding expiration of the term of this Agreement or any Schedule, Lessee's obligations under the terms of this Agreement as to damage to the Cars shall continue to be Lessee's responsibility and such damage shall be repaired at Lessee's sole expense prior to the return of the Cars to Lessor; and Lessor may conduct such testing of the Cars, at Lessor's expense, to ensure that the Cars are free from such damage.

     15.  Representation, Warranties, and Covenants

          A) Lessee represents, warrants and covenants as of the date hereof that:

               (i) Lessee is a corporation duly organized, validly existing and in good standing under the laws of the state where it is incorporated. Insofar as is material to Lessor's rights and Lessee's obligations under this Agreement, Lessee has the corporate power and authority to and is duly qualified and authorized to: (a) do business wherever necessary to carry out its present business and operations, (b) own or hold under lease its properties, and (c) perform its obligations under this Agreement.

               (ii) The entering into and performance of this Agreement by Lessee has been duly authorized by all necessary corporate authority and will not violate any judgment, order, law or regulation applicable to Lessee or result in any breach of, or constitute a default under, any agreement of Lessee. Nor will Lessee's entering into and performance of this Agreement result in the creation of any lien, charge or security interest in this Agreement pursuant to any instrument to which Lessee is a part of by which it or its assets may be bound, except as expressly provided in Subsection 12(D), above.

               (iii) There is no action or proceeding pending or threatened against Lessee before any court, administrative agency or other governmental body which might result in any material adverse effect on the business, properties and assets, or condition, financial or otherwise, of Lessee such that Lessee's ability to perform its obligations hereunder would be materially and adversely affected.

          B) Lessor represents, warrants and covenants as of the date hereof that:

               (i) Lessor is a corporation duly organized, validly existing and in good standing under the laws of the state where it is incorporated. Insofar as is material to Lessee's rights and Lessor's obligations under this Agreement, Lessor has the corporate power and authority to and is duly qualified and authorized to: (a) do business wherever necessary to carry out its present business and operations, (b) own or hold under lease its properties, and (c) perform its obligations under this Agreement.

               (ii) The entering into and performance of this Agreement by Lessor has been duly authorized by all necessary corporate authority and will not violate any judgment, order, law or regulation applicable to Lessor or result in any breach of, or constitute a default under, any agreement of Lessor. Nor will Lessor's entering into and performance of this Agreement result in the creation of any lien, charge or security interest in this Agreement pursuant to any instrument to which Lessor is a party or by which it or its assets may be bound, except as expressly provided in Subsection 19(B) below.

               (iii) There is no action or proceeding pending or threatened against Lessor before any court, administrative agency or other governmental body which might result in any material adverse effect on the business, properties and assets, or condition, financial or otherwise, of Lessor such that Lessor's ability to perform its obligations hereunder would be materially and adversely affected.

     16.  Inspection

          Lessee shall provide Lessor reasonable access, upon reasonable advance notice, at any time during normal business hours, to any premises where the Cars may be located for the purpose of inspecting and examining the Cars to ensure Lessee's compliance with its obligations hereunder and provided that the Cars are on Lessee's property (if the Cars are not on Lessee's property, Lessee agrees to use reasonable efforts in assisting Lessor to obtain access to such premises), provided, however, that Lessee shall not be liable for any injury to, or the death of, any person exercising, on behalf of Lessor or any prospective user, the rights of inspection granted hereunder. No inspection pursuant to this Section 16 shall interfere with the use, operation or maintenance of the Cars or the normal conduct of Lessee's business. Lessor agrees that Lessor shall bear the risk of loss to any persons or property resulting from the exercise of Lessor's inspection rights, and Lessor agrees to hold Lessee harmless and indemnity Lessee against any loss or damage to any persons or property resulting from the exercise of Lessor's inspection rights so long as such loss or damage is not the result of Lessee's gross negligence or misconduct or the gross negligence or misconduct of any person acting by, through or under Lessee. Lessee shall promptly, upon the request of Lessor, furnish to Lessor a list, certified by an officer of Lessee, of all Cars then covered by this Agreement and information regarding movement and condition of the Cars, including such other pertinent information about the Cars as Lessor may request.

     17.  Indemnification

          A) Lessee does hereby assume liability for, and does hereby unconditionally agree to indemnify, protect, save and keep harmless Lessor and its successors, assigns, representatives, directors, officers, employees and agents from and against and agrees to pay, when due, any and all losses, damages, liabilities, obligations, penalties, fines, interest, payments, charges, demurrage claims, actions, suits, costs, expenses and disbursements, including reasonable legal expenses, of whatsoever kind and nature in contract or tort, including, but not limited to, Lessor's strict liability in tort, arising out of the use, possession, storage, operation, condition, repair, replacement, reconstruction, removal, return or other disposition of Cars, except as provided in Subsection (C) below.

          B) In particular, Lessee shall defend and hold harmless Lessor, its officers, directors, agents and employees from and against any and all loss, damage, demand, cost, expense or liability (including attorney fees, cost and other expenses of defense) for personal injury, disease or death (including personnel of Lessee or Lessor) and loss or damage of property (including Lessee's property), air, subsurface or ground water pollution, environmental impairment or any other costs of any required or necessary repair, cleanup or detoxification of any land and the preparation and implementation of any closure, remedial or other required plans and such consequential damages as may be recovered under applicable contract law directly or indirectly arising out of or in any manner connected with or related to Lessee's leasing of railcars or containers from Lessor to transport any material or substance. It is the intention of the parties that Lessee shall indemnify Lessor for any loss Lessor may incur when the materials or substances are being transported or stored in the equipment leased to Lessee by Lessor and any time any loss is incurred due in whole or in part to the presence of hazardous substances, hazardous materials, toxic substances or solid waste (as defined in CERCLA, RCRA, and the HMTA) in the material being transported or stored.

          C) Notwithstanding Subsections (A) and (B), Lessee shall not have any obligation for any liability under Subsections (A) and (B) to the extent that such liability results from (i) the willful misconduct or gross negligence of the party or entity seeking indemnification; (ii) the incorrectness or inaccuracy of any representation made by the party or entity seeking indemnification hereunder; (iii) taxes, other than as provided in Section 8 of this Agreement or in Subsections (D) through (H) below; (iv) any liability attributable to a Lien created by or through Lessor; (v) any liability resulting from an assignment by Lessor pursuant to Subsection 19(B) (except an assignment in connection with the exercise by Lessor of its remedies in Section 13); or
(vi) any liability arising in connection with any Cars after such Cars have been returned by Lessee to Lessor in the condition required by Section 14 following the expiration or early termination of the subject Schedule.

          D) Lessee represents, warrants and covenants that (i) Lessee has not paid to the manufacturer of the Cars any of the manufacturer's selling price of the Cars; and (ii), as between Lessor and Lessee, the Cars do not require any modification, improvement or addition to be complete for their intended use by Lessee.

          E) Lessee hereby represents, warrants and covenants that at no time during the term of this Agreement with respect to any Car will the Lessee take, nor will it permit any permitted sublessee or assignee to take, any action (whether or not such act is otherwise permitted by the terms of this Agreement) which act will result in the disqualification of any Car for, or the recapture of, all or any portion of the cost recovery deductions allowed under Section 168 of the Internal Revenue Code of 1986, as amended ("Recovery Deductions"). Except as provided in Section 17(F), if as a result of a breach of any representation, warranty, covenant or agreement of the Lessee contained in this Agreement relating to any Car, (i) any such Recovery Deduction claimed on the federal income tax return of the Lessor is disallowed or adjusted by the Internal Revenue Service, or (ii) any such Recovery Deduction is recomputed or recaptured (any such determination, disallowance, adjustment, recomputation or recapture being herein called a "Loss"), then Lessee shall pay to Lessor as an indemnity such lump sum amount, after written notice to Lessee by Lessor of such Loss, as shall cause Lessor's after-tax economic yields and cash flows, computed on the same assumptions, including tax rates, as were utilized by Lessor in originally evaluating this transaction (except to the extent that such assumptions must be adjusted to take into account such Loss and any previous
Loss) and taking into account any present or future income tax benefits to which Lessor may become entitled as a result of the circumstances giving rise to such Loss (such economic yields and cash flows being hereinafter called the "Net Economic Return") to equal the Net Economic Return that would have been realized by Lessor if such Loss had not occurred. The amount payable to Lessor pursuant to this Subsection shall be payable thirty (30) days after written demand therefor from Lessor accompanied by a written statement describing in reasonable detail such Loss and the computation of the amount so payable, provided that Lessee shall not be required to pay such amount prior to the date on which Lessor is required to pay additional federal income tax as a result of such Loss. If requested by Lessee, Lessor's determination of the amount payable shall be verified by a firm of independent accountants of recognized standing selected by Lessor and reasonably acceptable to Lessee. The accounting firm shall determine whether Lessor's computations are mathematically accurate and are properly based on the assumptions required hereunder. If the accounting firm determines that Lessor's computations overstate the amount to be paid by Lessee, then such accounting firm shall determine the correct amount to be paid, and such determination shall be final and binding in the absence of manifest error. If the verification results in a reduction in the amount to be paid by Lessee of 5 percent or more from the amount sought by Lessor, then the costs of verification shall be borne by Lessor; otherwise, the costs of verification will borne by Lessee.

          F) Exceptions. Lessee shall not be required to pay Lessor the amount provided for in Subsection 17(D) above with respect to any Loss if and to the extent that the Loss shall result from any of the following events:

               (i) Lessor shall fail to claim any of the Cost Recovery Deductions in any of its income tax returns for the appropriate years (unless Lessor has received a written opinion [a copy of which shall have been delivered to Lessee] of independent counsel reasonably acceptable to Lessee that no reasonable basis exists for such claim) or shall fail to follow the proper procedure in claiming any of such Cost Recovery Deductions;

               (ii) Lessor shall not have sufficient income to benefit from the Cost Recovery Deductions;

               (iii) Lessor shall, at a time when no Event of Default has occurred and is continuing, sell, assign, transfer or otherwise dispose of or reduce any of its title to or interest in any Cars, this Agreement or any Schedule;

               (iv) Lessor shall fail to take timely action in contesting a claim made by the Internal Revenue Service (or any state or local taxing authority) with respect to a Loss pursuant to Subsection 17(G) below and Lessee is materially and adversely affected by such failure (unless Lessee shall have given its prior written consent to such failure expressly waiving its right to assert the exclusion in this Subsection 17(F)(iv)); or

               (v) An Event of Loss shall have occurred and Lessee shall have paid Lessor the SLV or DV of the Cars with respect to which such Event of Loss occurred and other amounts due pursuant to Section 11 hereof.

          G) Contest. In the event a claim shall be made by the Internal Revenue Service (or any state or local taxing authority) which, if successful, would result in a Loss under circumstances which would require Lessee to indemnify Lessor for such Loss, Lessor hereby agrees to notify Lessee promptly in writing of such claim, to forebear payment of the tax claimed for at least thirty (30) days after giving such notice, to give to Lessee any relevant information requested by it relating to such claim which may be particularly within the knowledge of Lessor, other than the Lessor's tax returns, and, if Lessee shall request, within thirty (30) days after Lessee's receipt of such notice, request that such claim be contested, to take such action in connection with contesting such claim, including appropriate appeals from lower court decisions, as Lessee shall reasonably request in writing from time to time, but only if Lessee shall, contemporaneously with such initial request, have (i) made provision for Lessor's indemnification in a manner reasonably satisfactory to Lessor for all costs and expenses, including (without limitation) reasonable legal fees and expenses, which Lessor incurs in connection with contesting such claim, and (ii) furnished Lessor (if requested by Lessor) with an opinion of tax counsel, reasonably satisfactory to Lessor, to the effect that there is a realistic possibility that the Lessor shall prevail in such contest, provided, however, that at any time after having received such request from Lessee, Lessor, at its sole option, may enter into a reasonable settlement of such claim or may forego any and all administrative appeals, proceedings, hearing and conferences with the Internal Revenue Service (or any state or local taxing authority, as the case may be) in respect of such claim and may, at its sole option, either pay the tax claimed and sue for a refund in the appropriate court, selected by Lessor, or contest such claim considering, however, in good faith such request as Lessee shall make concerning the most appropriate forum in which to proceed, provided that if Lessor settles, compromises or otherwise discontinues the contest of such claim without the prior written consent of Lessee, Lessee shall be relieved of any obligation to pay any amount pursuant to Subsection 17(E) with respect to such claim, and Lessor shall pay promptly to Lessee any amounts theretofore paid by Lessee to Lessor with respect to such claim. In the event that Lessor chooses to pay the tax and sue for a refund, Lessee shall make Lessor an interest-free loan in the amount of such payment; to the extent that Lessor subsequently receives a refund of such amount, it shall pay such refund to Lessee, together with interest thereon received by Lessor from the tax authority; to the extent that Lessor does not receive a refund of such amount, Lessor's obligation to repay the interest-free loan shall be offset against Lessee's obligation to pay Lessor an indemnity pursuant to Subsection 17(E) for the tax that was the subject of the contest. To the extent that Lessor receives (or is allowed to credit against any tax liability of Lessor) a refund of any tax, penalty, interest or addition to tax for which Lessee has paid an indemnity to Lessor pursuant to Subsection 17(E), Lessor shall pay to Lessee within thirty (30) days after receipt thereof the amount of such refund plus the amount of any interest received by Lessor on such refund and the amount of any tax saving to which Lessor is entitled as a result of such payment.

          H) All of the rights and obligations of each of Lessor and Lessee under this Section 17 shall survive the expiration or other termination of this Agreement and are expressly made for the benefit of, and shall be enforceable by, Lessor and Lessee and their respective successors and permitted assigns.

     18.  Reports

          Within one hundred twenty (120) days after the end of each fiscal year of the Agreement, Lessee shall furnish to Lessor financial statements of income and changes in financial condition of Lessee for such year and a balance sheet of Lessee as of the end of such year, certified by independent public accountants selected by Lessee (it being agreed that if Lessee files a Form 10-K with the Securities and Exchange Commission, that delivery of such Form 10-K shall be deemed to satisfy the requirements of this Section 18).

     19.  Miscellaneous

          A) This Agreement and the Schedules contemplated hereby shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, PROVIDED, HOWEVER, THAT LESSEE MAY NOT WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, ASSIGN THIS AGREEMENT OR ANY OF ITS RIGHTS OR OBLIGATIONS HEREUNDER OR SUBLEASE ANY CARS TO ANY PARTY OR ASSIGN ANY CARS TO ANY PARTY which consent shall not be unreasonably withheld, provided, however, that so long as no Event of Default shall have occurred and be continuing, Lessee shall have the right, without Lessor's prior consent, to put the Cars in the possession of any reputable repair facility for the purpose of any repairs, modifications, changes or alterations permitted under this Agreement; and provided, further, that Lessee may place the Cars into an interchange program under the Interchange Rules. Any purported assignment or sublease in violation hereof shall be void. Lessee will not permit or suffer any encumbrances or liens to be entered or levied upon any Car, other than such as may arise by, through, or under Lessor or any assignee of Lessor's rights hereunder.

          B) IT IS UNDERSTOOD AND AGREED THAT ALL RENTS AND OTHER SUMS DUE OR TO BECOME DUE OR AT ANY TIME OWING OR PAYABLE BY LESSEE HEREUNDER HAVE BEEN OR MAY BE ASSIGNED BY LESSOR, AND THAT THE CARS LEASED HEREUNDER HAVE BEEN OR MAY BE MORTGAGED OR SOLD BY LESSOR UNDER A CHATTEL MORTGAGE OR PURCHASE AGREEMENT, AND LESSEE HEREBY CONSENTS TO AND ACCEPTS ANY SUCH ASSIGNMENT, MORTGAGE OR SALE, PROVIDED THAT NO SUCH MORTGAGE, ASSIGNMENT OR SALE MAY MATERIALLY INCREASE THE BURDENS OR RISKS PLACED ON LESSEE UNDER THIS AGREEMENT OR ANY SCHEDULE. SO LONG AS NO EVENT OF DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING, LESSEE AND ITS PERMITTED SUCCESSORS, SUBLESSEES AND ASSIGNS MAY AND SHALL PEACEABLY AND QUIETLY HAVE, HOLD, POSSESS, USE AND ENJOY THE CARS AS PROVIDED IN THIS AGREEMENT WITHOUT SUIT, MOLESTATION OR INTERRUPTION BY SUCH MORTGAGOR, ASSIGNEE OR PURCHASER OR ANY PERSON CLAIMING BY OR THROUGH SUCH MORTGAGOR, ASSIGNEE OR PURCHASER. IN THE EVENT AN ASSIGNMENT OF SUCH RENTS AND OTHER SUMS IS MADE, AND WITHOUT WAIVING ANY RIGHTS LESSEE MAY HAVE AGAINST LESSOR, THEN THE RIGHT, TITLE AND INTEREST OF SUCH ASSIGNEE IN AND TO SUCH RENTS AND OTHER SUMS AND TO RECEIVE AND COLLECT THE SAME SHALL NOT BE SUBJECT TO ANY ABATEMENT, DEFENSE, SETOFF, COUNTERCLAIM OR RECOUPMENT WHATSOEVER ARISING OUT OF ANY BREACH OF ANY OBLIGATION OF LESSOR HEREUNDER OR BY REASON OF ANY OTHER INDEBTEDNESS OR LIABILITY AT ANY TIME OWING BY LESSOR TO LESSEE OR FROM ANY DEFECTS IN THE CARS. ANY SUCH ASSIGNEE SHALL BE ENTITLED TO ALL THE PRIVILEGES, POWERS AND IMMUNITIES OF LESSOR AND MAY, BUT SHALL NOT BE OBLIGATED TO, PERFORM ANY DUTY, COVENANT OR CONDITION REQUIRED TO BE PERFORMED BY LESSOR UNDER THE TERMS OF THIS LEASE, PROVIDING THAT NOTHING HEREIN CONTAINED SHALL RELEASE LESSOR OF ITS OBLIGATIONS TO LESSEE HEREUNDER AND LESSEE SHALL LOOK SOLELY TO LESSOR FOR THE PERFORMANCE THEREOF. AT LESSOR'S REQUEST, LESSEE SHALL EVIDENCE ITS CONSENT TO THE FOREGOING BY EXECUTING A CONSENT AND AGREEMENT IN THE FORM OF EXHIBIT C, ATTACHED HERETO.

          C) If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to other persons or circumstances shall not be affected thereby, and each provision of this Agreement shall be valid and be enforceable to the fullest extent permitted by law.

          D) Both parties agree to execute the documents contemplated by this transaction and such other documents as may be required in furtherance of any financing agreement entered into by Lessor or its assignees in connection with the acquisition, financing or use of the Cars, in order to confirm the financing parties' interest in and to the Cars, this Agreement and Schedule hereto, and to confirm the subordination provisions contained in this Agreement, provided, however, that the reasonable costs of preparing and filing such documentation required after Delivery of the Cars and execution of this Agreement and the subject Schedule shall be at the expense of Lessor.

          E) Lessor's failure to exercise or delay in exercising any right, power or remedy available to Lessor shall not constitute a waiver or otherwise affect or impair its rights to the future exercise of any such right, power or remedy. No waiver, indulgence or partial exercise by Lessor of any right, power or remedy shall preclude any further exercise thereof or the exercise of any additional right, power or remedy.

          F) Any notices required or permitted to be given pursuant to the terms of this Agreement shall be in writing and shall be deemed given when transmitted by telecopy or three (3) days after being deposited in the United States mail, registered or certified, postage prepaid, addressed to:

             Lessor:  Greenbrier Leasing Corporation
             One Centerpointe Drive, Suite 200
             Lake Oswego, OR  97035
             Attention: Contracts Administration

             Lessee:  Pacer International, Inc.
             One Concord Center
             2300 Clayton Road, Suite 1200
             Concord, CA  94520-2100
             Attention: Gene Pentimonti, President

or to such other addresses as Lessor or Lessee may from time to time designate.

          G) This Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by and under the laws of the State of Oregon (without giving effect to principles of conflicts of laws). Lessee irrevocably and unconditionally submits to the jurisdiction of and venue in federal and or state courts located in the State of Oregon, Multnomah County for any proceeding arising under this Agreement.

          H) The obligations and liabilities of Lessor and Lessee hereunder shall survive the expiration or termination of this Agreement.

          I) This Agreement represents the entire agreement. This Agreement shall not be modified, altered or amended, except by an agreement in writing signed by the parties.

          J) This Agreement may be executed in any number of counterparts, and such counterparts together shall constitute but one and the same contract.


LESSOR:                                  LESSEE:

GREENBRIER LEASING CORPORATION           PACER INTERNATIONAL, INC.


BY:                                      BY:
    -------------------------------         ------------------------------------

NAME: Norriss M. Webb                    NAME:
      -----------------------------            ---------------------------------

TITLE:Executive Vice President           TITLE:
      -----------------------------            ---------------------------------

DATE:                                    DATE:
      -----------------------------            ---------------------------------

                                    EXHIBIT A

               PURSUANT TO SCHEDULE NO.     DATED FEBRUARY  , 2001
                                        ---                -
                TO LEASE AGREEMENT DATED AS OF FEBRUARY 14, 2001

                          CERTIFICATE OF ACCEPTANCE OF
                                  RAILROAD CARS

     This Certificate relates to the railroad cars listed below leased by Greenbrier Leasing Corporation ("Lessor") to Pacer International, Inc. ("Lessee"), under a Lease Agreement dated as of February 14, 2001, and Schedule
No.     thereto (the "Agreement"), into which this Certificate is incorporated.
    ---
     DESCRIPTION OF CARS:

     CAR NUMBERS:

     As between Lessor and Lessee, Lessee hereby certifies the fitness and suitability and its unconditional acceptance of the railroad cars listed herein as of the date each Car is tendered to Lessee and hereby subjects said railroad cars to the Agreement.

     Lessee hereby certifies that the representations and warranties of Lessee contained in the Agreement are true and correct as of the date below written and that no Event of Default (as defined in the Agreement) exists or with the passage of time would exist with regard to the Agreement.

     Lessee hereby certifies that the undersigned officer signing on behalf of Lessee is duly authorized to execute and deliver this Certificate.

                                      LESSEE:

                               PACER INTERNATIONAL, INC.


                                      BY:
                                          --------------------------------------

                                      NAME:
                                            ------------------------------------

                                      TITLE:
                                             -----------------------------------

                              DATE:
                                       ---------------------

                                    EXHIBIT B

                            CERTIFICATE OF INCUMBENCY

RE: Lease Agreement dated as of February 14, 2001, between Greenbrier Leasing Corporation and Pacer International, Inc.

     I hereby certify that I am duly elected, qualified and presently serving as of Pacer International, Inc. (the "Company"). I further certify that each of the persons listed below was duly elected to and on the date hereof holds the office set forth opposite such person's name and that the signature appearing opposite the name of such officer is the genuine signature of such officer. Such person has the power and authority to execute any and all documents on behalf of the Company relating to the above-referenced transaction and to bind the Company to perform in accordance with the terms thereof.

                Name                               Office                             Signature
                ----                               ------                             ---------
-------------------------------       --------------------------------       ---------------------------------

-------------------------------       --------------------------------       ---------------------------------

-------------------------------       --------------------------------       ---------------------------------

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the
Company this day of                     , 2001.
                    --------------------


                                        LESSEE:

                               PACER INTERNATIONAL, INC.


                                        BY:
                                            ------------------------------------

                                        NAME:
                                              ----------------------------------

                                        TITLE:
                                               ---------------------------------

                                   DATE:
                                            ------------------------

(Corporate Seal)

                                    EXHIBIT C

                              CONSENT AND AGREEMENT


Sir or Madam:

     Reference is made to that certain Lease Agreement dated as of February 14, 2001 (the "Lease"), between Greenbrier Leasing Corporation (the "Lessor") and
Pacer International, Inc. (the "Lessee"), and Schedule No.     thereto dated
                                                           ---
February   , 2001, relating to                , as more particularly described
         --                   ----------------
therein (the "Cars").

     Lessee acknowledges and consents to the assignment by the Lessor of all right, title, interest, claims and demands of the Lessor in, to and under the
Lease to                     ("Assignee"), pursuant to an Assignment of Lease
        ---------------------
Agreement (the "Assignment").

     In furtherance of the foregoing, Lessee agrees to pay all rentals, stipulated loss value or depreciation value payments and other sums due and to become due under the Lease in respect of the Cars, on or before their respective due dates, to Assignee at the following address unless otherwise directed:

     [Assignee Address]

     The Lessee represents and warrants to Assignee as follows:

     1. The representations and warranties of Lessee contained in the Lease are true and correct on and as of the date hereof with the same effect as though made on the date hereof, apart from those exceptions (if any) noted in an Exhibit attached hereto.

     2. As of the date hereof, there is no Event of Default under the Lease and no event has occurred which, but for the lapse of time or the giving of notice or both, would be such an Event of Default.

     3. Lessee confirms to Assignee its intent that the Cars be operated only in a manner consistent with the specifications of the manufacturer and the Rules of the Association of the American Railroads.

DATED:
        -----------------

                                      LESSEE:

                               PACER INTERNATIONAL, INC.


                                      BY:
                                          --------------------------------------

                                      NAME:
                                            ------------------------------------

                                      TITLE:
                                             -----------------------------------

                                   DATE:
                                          ----------------------